Exhibit 10.7

Agreement On Commissioned Processing

Order Number: ________

Party A: [Name of the Third Party Manufacturer]

Legal Representative: [Name of the Legal Representative of Party A]

Address: [Address of Party A]

Party B: Operating Subsidiaries of Park Ha Cayman

Legal Representative: [Name of Legal Representative of Party B]

Address: [Address of Party B]

In accordance with the principles of equality and mutual benefit and after amicable negotiations, Party A and Party B (the “Parties”) have reached the following agreement (the “Agreement”):

1. Prior to Party A undertaking the commissioned processing of filled products as delegated by Party B, Party B shall provide Party A with copies of the following: a valid and effective commissioned processing authorization letter  with the official seal of the Party B affixed thereto, an effective business license, the identity card of the legal representative, tax registration certificate, copies of trademark registration notice and/or certificate. If Party B lacks the above-mentioned documents required for commissioned processing, or other documents such as permits and approvals required for production of special-purpose cosmetics, Party A reserves the right to refuse to the entrusted processing.

2. Party A is responsible for providing copies of valid documents, including but not limited to its business license, its hygiene permit, and its production permit, which are required during the term of the Agreement. Party A is responsible for the research and development of formulas and design of production process flow for the Party B’s products, and shall organize the manufacture of products according to Party B’s requirements.

3. Product quotation: both parties jointly negotiate and formulate the product processing prices for the current order. The quotation does not include taxes, and the signed and sealed approval of both parties shall prevail.

4. Payment Methods:

a. After both parties sign the contract, within three (3) business days after Party A and Party B confirm the total budgeted amount of processing volume, Party B shall pay Party A 50% of the total advance payment according to the total budgeted amount of processing volume. After receiving the advance payment, Party A organizes production. If Party B fails to make the advance payment, Party A reserves the right to postpone the production time and is not responsible for any liability. Within ten (10) business days after receiving the completion notice from Party A, Party B shall pay the balance in full, and Party A will deliver the goods. If Party B terminates the order midway, Party A will not refund the advance payment that’s already made by Party B and reserves the right to request Party B to settle the remaining balance and pursue claims for Party B’s breach of contract.

b. Party A handles product inspection procedures for Party B. The inspection, quarantine, and travel expenses charged by the relevant authorities according to regulations shall be borne by Party B. In accordance with the “Notice on Adjusting Related Matters Concerning the Administration of the Cosmetics Registration and Filing”, domestic non-special-purpose cosmetics production enterprises should file online product information records in accordance with the “Measures on Record Filing of Domestic Non-special purpose Cosmetics” before the product is listed. Therefore, when Party A handles product filings for Party B, Party B shall confirm the relevant filing materials (including but not limited to product ingredient, product sales packaging, brief description of the production process flow, product technical requirements, product inspection reports, approval numbers, etc.) and is responsible for the credibility of the filing materials.

c. If Party B negotiates the payment deadline with Party A, the payment deadline shall not exceed one month, and payment shall be made strictly in accordance with the agreed deadline. At the end of the year (December 31 of the lunar calendar), Party B must settle the payment for the goods already delivered. Otherwise, Party A reserves the right to charge Party B 5% of the overdue payment as liquidated damages per day.

5. Party B shall provide packaging materials, and any text, patterns, etc., printed on promotional materials and internal and external packaging materials shall comply with the “Advertising Law” and other laws, regulations, and industry standards. Before ordering packaging materials, Party B shall provide the original design drafts to Party A. Printing can only proceed after approval by Party A’s quality control personnel. If Party B fails to provide packaging design drafts, packaging text, images, and other materials for Party A’s review and confirmation, Party A has the right to refuse to process products for Party B. Party B is responsible for any quality problems arising from packaging materials procured by Party A.

6. Party B shall ensure that the provided packaging materials do not infringe on the intellectual property rights and/or other lawful rights and interests of others, or violate applicable laws and regulations. Otherwise, Party B shall bear the consequences. If Party A incurs any economic losses due to Party B’s provision of packaging materials that do not comply with legal regulations, infringe on the intellectual property rights and/or lawful rights and interests of others, or if Party B illegally sells packaging in violation of laws and regulations, Party B shall bear corresponding legal responsibilities and compensate Party A for all economic losses (including but not limited to litigation fees, lawyer fees, etc.).

7. If the packaging materials provided by Party B are non-conforming or fail to meet the requirements (e.g., tube diameter is less than 4mm, the quantity on the label exceeds the actual quantity, only labels in foreign language without Chinese labels, unclean set of vacuum bottles, tubes, or pressure-sensitive pads, bacterial contamination exceeding the standard, etc.), Party A reserves the right to refuse to process.

8. Party A shall provide Party B with a packaging material inspection report. If the packaging materials provided by Party B do not meet Party A’s requirements, Party A shall issue a letter addressing the packaging material problem, and Party B must sign the letter and provide acknowledgement of such problem. Party A may then release and use the packaging materials upon receiving Party B’s acknowledgement. If any problems arise (including quality problems), Party A shall not be held responsible.

9. After Party A and Party B confirm the production plan, Party B shall promptly organize the delivery of all packaging materials to Party A. Within ten (10) business days after Party A inspects, accepts and put into storage the packaging materials, Party A shall commence production according to the production plan provided by Party B and complete the production plan that meets the quality and quantity requirements. In case of special circumstances, Party A shall notify Party B of the request to extend the completion time before the deadline of the production plan. After the production is completed, Party A shall provide Party B with an internal inspection report, and upon Party B’s acceptance and settlement of the remaining payment, deliver the goods to Party B.

10. Party B shall provide the production plan in writing and affix the company seal or signature of the authorized person for it to take effect (Both parties also mutually acknowledge the legal effect of documents shared via fax and WeChat).

11. Party A shall provide Party B with appropriate types of warehouse space for Party B’s temporary storage. Party B must notify Party A in writing at least two (2) business days before delivering packaging materials to Party A. Otherwise, Party A may refuse to accept the delivery. After the packaging materials are inspected and accepted into the warehouse, if there are no new production orders for which the packaging materials could be used within three months from the date of the first batch of products leaving the warehouse, Party B shall collect the packaging materials. Otherwise, Party A will charge storage fees according to the storage fee standards formulated by Party A. If Party B fails to pay the storage fees on time, Party A reserves the right to handle the remaining packaging materials, and shall not be held responsible for any losses incurred.

12. After the finished products are produced, Party B must settle the payment within ten (10) business days after receiving written notification from Party A and collect the finished products. If Party B fails to settle the payment on time, Party A reserves the right to charge Party B a late fee, which shall be 5% of the total amount owed, calculated on a daily basis. If Party B fails to make the payment for more than thirty (30) days, Party A, while demanding Party B to settle the remaining balance, reserves the right to handle the batch of processed products independently. Any resulting economic losses shall be borne by the Party B. If Party B’s failure to settle the payment for more than thirty (30) days causes any economic losses to Party A, Party B shall compensate Party A in full.

13. If Party B specifies a specific logistics company for delivery, or entrusts others to pick up the goods, both parties agree that when the goods are handed over to the logistics company or entrusted person, the delivery is deemed completed. If Party B does not raise any objections within five (5) days after the completion of delivery, it shall be deemed as qualified delivery.

Party B’s entrusted consignee: (       ), Phone: (      ),

Party B’s designated logistics company: (     )

14. The quantity of the first batch of products ordered by Party B shall be determined by negotiation between the two parties. The quantity of the second and subsequent production plans must meet the minimum order quantity required by Party A; otherwise, Party A reserves the right to refuse to the entrusted processing.

15. Regarding the production order, both parties agree that the actual delivery quantity by Party A within ±5% of the ordered quantity is acceptable. The payment shall be made based on the actual delivery quantity by Party A.

16. Handling of Product Quality Issues:

a.	Party A shall produce and process products in accordance with relevant national standards, industry standards, and corporate standards to ensure that Party B’s product quality meets the relevant national standards.

b.	Under the circumstances that the products are unopened, unused and stored properly (meaning the storage place is dry, and the temperature does not exceed 35°C), if the products develop mold, odor, deterioration, etc., within the three-year shelf life, and are verified by the inspection agency designated by Party A to be defective goods with quality issues, Party A shall be responsible and shall return and replace the products, and any expenses incurred for returning or replacing the product shall be borne by Party A. If product quality problems arise (including but not limited to product drying, mold, and odors due to reactions between packaging materials and contents) due to Party B’s packaging materials or other reasons (such as poor packaging sealing or other factors), Party A shall not be held responsible.

c.	For products leaving the factory as semi-finished products:

a)	Party B must inspect the goods on-site upon receiving them and immediately inspect the appearance, texture, and fragrance of the goods. If there are no objections from Party B, these goods are deemed as qualified.

b)	When Party B designates a logistics company or entrusts others to receive the goods, if no product quality issues are raised within five (5) days of delivery, it is considered that Party A has confirmed that the goods are deemed as qualified.

c)	Party A specifically informs: Semi-finished products must be filled within fifteen (15) days. If it is not completed as required and the bacteria level exceeds the acceptable standards or other quality problems arise due to improper storage conditions, or quality problems arise during Party B’s self-filling due to reasons such as exceeding the specified time limit and failure to meet hygiene standards, Party A shall not be held responsible.

17. In the event that there are excess materials (specifically referring to product materials, excluding packaging materials) caused by factors beyond the control of Party B, Party A shall promptly notify Party B to collect these materials. Depending on the circumstances, Party A may keep the excess materials on its premises for 15 days, and Party B shall remove the excess materials from Party A’s premises within 15 days of being notified by Party A. If not, Party A reserves the right to dispose of such excess materials, and shall not be held responsible or liable for any damages or losses caused by the disposal of excess materials.

18. If the first batch of semi-finished product orders placed by Party B is less than twenty thousand yuan (RMB 20,000), or the annual return order rate does not reach one hundred thousand yuan (RMB 100,000), Party A may charge Party B a fee of ten thousand yuan (RMB 10,000) for the use of the “Three Certificates” (the “Three Certificates” refers to the business license, hygiene permit and production permit)   in December of that year.

19. Absent the written consent of Party A, Party B may not use the information of Party A such as its Three Certificates on any product that is not manufactured by Party A. If Party B uses Party A’s information without obtaining its written consent, Party B shall compensate Party A fifty thousand yuan (RMB 50,000) per product as liquidated damages. If Party B’s unauthorized use of Party A’s documents causes any other economic losses to Party A, Party B shall be held responsible or liable for all economic losses Party A suffers (including but not limited to litigation fees, attorney fees, etc.).

20. When the Agreement expires or is terminated before the end of the term, Party B shall not entrust a third party to produce any packaging materials or promotional materials printed with Party A’s production information or its Three Certificates without Party A’s written consent. If Party B violates this provision, Party B shall pay Party A the damage of five hundred thousand yuan (RMB 500,000) for the breach of contract. If Party B’s unauthorized use of Party A’s production information and its Three Certificates causes any economic losses to Party A, Party B shall be held responsible or liable for all economic losses Party A suffers (including but not limited to litigation fees, attorney fees, etc.).

21. For the purposes of this Agreement, “Confidential Information” refers to any confidential or proprietary information of either Party A or Party B, including but not limited to designs, drawings, plans, specifications, formulas, processes, procedures, systems, new product or technology information, manufacturing, development, or marketing techniques, business strategies and development plans, supplier information, customer information, financial information, and any other similar nature of information (whether or not such information has been produced in writing or other tangible form), as well as any other trade secrets or non-public business information, including but not limited to, patents and copyrights that have been or are about to be applied for. Both parties agree to keep the Confidential Information of the other party confidential at all times, beyond the term of this Agreement. The Parties shall not use (except for the purposes of this Agreement) or disclose any Confidential Information of the disclosing party to any third party without the prior written consent of the receiving party (which shall not be unreasonably withheld or delayed).

22. This Agreement is made in duplicate, with one copy for each party and each copy bearing the same legal effect. This Agreement will take effect upon being signed and sealed by both parties, with a term of ___ years (from [start date] to [end date], the “Initial Term”). The Agreement shall be renewed by mutual written agreement of the Parties one (1) month prior to the expiration of the Initial Term.

Both parties shall abide by the terms of the Agreement. In case of breach of contract, the breaching party shall compensate the other party for the economic losses caused thereby. Matters not covered herein shall be resolved through good-faith negotiation between the parties. Any amendment and supplement to this Agreement duly executed by both parties shall be part of this Agreement and shall have the same legal effect as this Agreement. (Note: Facsimile shall be deemed to have the same effect as originals.)

23. In the event of any dispute, controversy, or claim arising out of or relating to this Agreement, including its formation, validity, interpretation, performance, breach, or termination, governed by the laws of the People’s Republic of China, the parties agree to first attempt to resolve the dispute through good-faith negotiations. If the parties are unable to resolve the dispute through negotiations, either party may initiate actions of dispute resolution, the venue of which shall be the People’s Court of [City], China.

Party A (Seal):

Representative (Signature):

Date:

Party B (Seal):

Representative (Signature):

Date:

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